Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178663) of BT Group plc of our report dated 4 May 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report and Form 20-F 2016, which is incorporated by reference in BT Group plc’s Annual Report on Form 20-F for the year ended 31 March 2016.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

19 May 2016